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                                                                    Exhibit 4.13
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                             LLC MEMBERSHIP INTEREST
                                PLEDGE AGREEMENT

                            dated as of May 14, 1999

                                     Between

                            AES EASTERN ENERGY, L.P.

                                       and

                           CREDIT SUISSE FIRST BOSTON,
                                    as Agent



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                                TABLE OF CONTENTS

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                                    ARTICLE 1

                                SECURITY INTEREST

Section 1.01.    Grant of Security Interest..................................    1
Section 1.02.    Validity and Priority of Security Interest..................    1
Section 1.03.    Maintenance of Status of Security Interest, Collateral
                  and Rights..................................................   1
Section 1.04.    Evidence of Status of Security Interest.....................    2
Section 1.05.    Pledgor Remains Obligated; Secured Party Not Obligated......    2


                                    ARTICLE 2

                     CERTAIN REPRESENTATIONS AND WARRANTIES

Section 2.01.    ............................................................    2
Section 2.02.    Accuracy of Information.....................................    3


                                    ARTICLE 3

                                CERTAIN COVENANTS

Section 3.01.    Certain Matters Relating to Preservation of Status of
                  Security Interest.  (a)  Chief Executive Office............    3
Section 3.02.    [Reserved]..................................................    4
Section 3.03.    Ownership and Defense of Collateral.........................    4
Section 3.04.     Status of Collateral.......................................    4
Section 3.05.    Certain Rights of Secured Party and Pledgor.................    5
Section 3.06.    Distributions...............................................    5
Section 3.07.    No Amendments, Etc., of Collateral..........................    6


                                    ARTICLE 4

                                EVENT OF DEFAULT

A.               Proceeds....................................................    6
B.               Remedies....................................................    6
Section 4.02.    General.....................................................    6
Section 4.03.    ............................................................    7
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                                    ARTICLE 5

                                  MISCELLANEOUS

Section 5.01.    Expenses of Pledgor's Agreements and Duties.................    8
Section 5.02.    Secured Party's Right to Perform on Pledgor's Behalf........    8
Section 5.03.    Secured Party's Right to Use Agents and to Act in Name
                  of Pledgor.................................................    8
Section 5.04.    No Interference; Compensation or Expense....................    8
Section 5.05.    Limitation of Secured Party's Obligations with Respect
                  to Collateral..............................................    8
Section 5.06.    Rights of Secured Party Under Uniform Commercial Code
                  and Applicable Law.........................................    9
Section 5.07.    Waivers of Rights Inhibiting Enforcement....................    9
Section 5.08.    Power of Attorney...........................................    9
Section 5.09.    Termination of Security Interest............................   10
Section 5.10.    Governing Law...............................................   10
Section 5.11.    LIMITATION OF LIABILITY.....................................   10
Section 5.12.    Counterparts................................................   11
Section 5.13.    Entire Agreement............................................   11
Section 5.14.    Successors and Assigns......................................   11
Section 5.15.    Delivery of Opinions Authorized.............................   11


                                    ARTICLE 6

                                 INTERPRETATION

Section 6.01.    Definitional Provisions.....................................   12
Section 6.02.    Other Interpretative Provisions.............................   15
Section 6.03.    Representations and Warranties..............................   16
Section 6.04.    Captions....................................................   16
Section 6.05.    No Recourse to Affiliates...................................   16
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Schedule 1.03                -  Schedule of Required Action
Schedule 3.01(d)(ii)         -  Pledge Amendment
Schedule 3.04                -  Schedule of Collateral
Schedule 6.01                -  LLC Membership Interest Pledge Agreement
                                Questionnaire


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
                             LLC MEMBERSHIP INTEREST
                                PLEDGE AGREEMENT

                            Dated as of May 14, 1999


      In consideration of the execution and delivery of the Secured Revolving O&M Costs Facility by the Banks listed on the signature pages thereof and CREDIT SUISSE FIRST BOSTON, as Agent, AES EASTERN ENERGY, L.P., a Delaware limited partnership, hereby agrees with CREDIT SUISSE FIRST BOSTON, as Secured Party, as follows (with certain terms used herein being defined in Article 6):


                                    ARTICLE 1

                                SECURITY INTEREST

      Section 1.01. Grant of Security Interest.

      To secure the payment, observance and performance of the Secured Obligations, the Pledgor hereby mortgages, pledges and assigns the Collateral to the Secured Party, and grants to the Secured Party a continuing security interest in, and a continuing lien upon, the Collateral.

      Section 1.02. Validity and Priority of Security Interest.

      The Pledgor agrees that (a) the Security Interest shall at all times be valid, perfected and enforceable against the Pledgor and all third parties, in accordance with the terms hereof, as security for the Secured Obligations, and
(b) the Collateral shall not at any time be subject to any Lien, other than a Permitted Lien, that is prior to, on a parity with or junior to such Security Interest, except that, unless a Termination Event exists, this Section 1.02 shall not require the continuation of the perfection of the Security Interest in Ordinary Distributions that the Pledgor shall, and does, cause the Depositary Agent to receive and retain pursuant to Section 3.06(a). The requirement of this
Section 1.02 that the Security Interest at all times be perfected shall be complied with only to the extent the Secured Party shall have obtained control of the Collateral and a Uniform Commercial Code financing statement shall have been filed with respect thereto.

      Section 1.03. Maintenance of Status of Security Interest, Collateral and Rights.

            (a) Required Action.

            The Pledgor shall take all actions, including the action specified on Schedule 1.03, that may be necessary or desirable, or that the Secured Party may request, so as at all times (i) to maintain the validity, perfection, enforceability and priority of the Security Interest in the Collateral in conformity with the requirements of Section 1.02, (ii) to protect and preserve the Collateral and



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(iii) to protect and preserve, and to enable the exercise or enforcement of, the rights of the Secured Party therein and hereunder and under the other Collateral Documents.

            (b) Authorized Action.

            The Secured Party is hereby authorized to file one or more financing or continuation statements or amendments thereto without the signature of or in the name of the Pledgor (and the Secured Party shall give notice to the Pledgor promptly after taking such actions; provided that failure to give such notice shall not affect any rights or remedies hereunder). A carbon, photographic or other reproduction of this Agreement or of any financing statement filed in connection with this Agreement shall be sufficient as a financing statement.

            (c) Delivery of Collateral.

            All certificates, if any, representing or evidencing the Collateral shall be delivered to and held by or on behalf of the Secured Party pursuant hereto and shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Secured Party.

      Section 1.04. Evidence of Status of Security Interest.

      The Pledgor shall from time to time, upon the reasonable request of the Secured Party, deliver to the Secured Party (a) such file search reports from such Uniform Commercial Code and other filing and recording offices and (b) such opinions of counsel relating to the Collateral, the attachment and perfection of the Security Interest and otherwise to this Agreement, as the Secured Party may request.

      Section 1.05. Pledgor Remains Obligated; Secured Party Not Obligated.

      The grant by the Pledgor to the Secured Party of the Security Interest shall not (a) relieve the Pledgor of any Liability to any Person under or in respect of any of the Collateral or (b) impose on the Secured Party any such Liability or any Liability for any act or omission on the part of the Pledgor relative thereto.


                                    ARTICLE 2

                     CERTAIN REPRESENTATIONS AND WARRANTIES

      The Pledgor represents and warrants as follows:

      Section 2.01.  The Pledgor represents and warrants as follows:

            (a) None of the Collateral of the Pledgor have been issued or transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject;


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            (b) The pledge, assignment and delivery of the Collateral, together with duly executed instruments of transfer signed in blank, pursuant to this Agreement will create a valid first priority lien on and a first priority perfected security interest in the Collateral pledged by the Pledgor, and the proceeds thereof (subject to the provisions of Section 9.306 of the UCC), securing the payment of the Secured Obligations.

      Section 2.02. Accuracy of Information.

            (a) Questionnaire.

            The Questionnaire is, as of the Agreement Date, complete and correct in all material respects.


                                    ARTICLE 3

                                CERTAIN COVENANTS

      Section 3.01. Certain Matters Relating to Preservation of Status of Security Interest. (a) Chief Executive Office.

            The Pledgor shall maintain its chief executive office at (i) the location specified therefor in the Questionnaire or (ii) any other location provided that (A) the Secured Party has received not less than 60 days prior notice of such location, (B) such location is within one of the 50 States of the United States or the District of Columbia and (C) (1) the Security Interest, with respect to any Collateral at such location, or affected by the situs of such location, conforms to the requirements of Section 1.02 and (2) the Secured Party shall have received such evidence satisfactory to it to that effect that it may reasonably request, including acknowledgment copies of financing statements.

            (b) Change of Name, Identity, Etc.

            The Pledgor shall not change its name, identity or legal structure without giving the Secured Party 60 days' prior notice thereof.

            (c) Other Financing Statements.

            Except with respect to Permitted Liens, the Pledgor shall not file, or suffer to be on file, or authorize or permit to be filed or to be on file, in any jurisdiction, any financing statement or like instrument with respect to the Collateral in which the Secured Party is not named as the sole secured party.

            (d)

            The Pledgor covenants and agrees that:

            (i) Without the prior written consent of the Secured Party, the Pledgor will not sell, assign, transfer, pledge or otherwise dispose of or encumber any of its rights in or to the Collateral


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or any interest therein, except that this Section shall not apply to any
Ordinary Distributions that Pledgor shall, and does, cause the Depositary to receive and retain pursuant to Section 3.06.

            (ii) The Pledgor will, upon obtaining any additional Capital Securities of AEE 2 as required under Section 3.05(b) hereto, promptly (and in any event within five 5 Business Days) deliver to the Secured Party a Pledge Amendment, duly executed by such Pledgor, in substantially the form of Schedule 3.01(d)(ii) hereto (a "Pledge Amendment"). The Pledgor hereby authorizes the Secured Party to attach each Pledge Amendment to this Agreement and agrees that all Capital Securities listed on any Pledge Amendment delivered to Lender shall for all purposes hereunder be considered Collateral.

            (iii) The Pledgor will not, without the written consent of the Agent (such consent not to be unreasonably withheld), take any action to amend, alter or change AEE 2's Limited Liability Company Agreement or other governing document or permit AEE 2 to repeal its Limited Liability Company Agreement or other governing document.

            (iv) The Pledgor covenants and agrees that it will cause AEE 2 to comply in all material respects with all the terms and limitations contained in AEE 2's Limited Liability Company Agreement or other governing document.

            (e)

            The Pledgor shall cause the Depositary to deliver to the Secured Party written notice of any Distribution received by it from AEE 2 no later than three (3) Business Days after the receipt of any such Distribution.

      Section 3.02. [Reserved].

      Section 3.03. Ownership and Defense of Collateral.

      The Pledgor shall at all times (a) have good title to, and be the sole owner of, each asset that is Collateral, free of (i) in the case of any Collateral that is a financial asset, any adverse claim (as defined in Section 8-102(a)(1) of the Uniform Commercial Code), and (ii) in the case of any Collateral that is an instrument, any claim referred to in Section 3-305(1) of the Uniform Commercial Code and (b) defend the Collateral against the claims and demands of all third Persons, except that this Section 3.03 shall not apply to
(x) but for only so long as such Lien is a Permitted Lien, the interest in the Collateral and the claims and demands of a holder of a Permitted Lien or (y) Collateral to which Section 1.02 does not apply.

      Section 3.04. Status of Collateral.

            (a) The Pledgor represents, warrants and agrees that (i) so long as any Securities are Collateral, such Collateral is and shall be (A) duly authorized and validly issued and fully paid and non-assessable and (B) except such registration as may be required under the Securities Act as a result of a public offering or sale of such Collateral, freely saleable without limit, or registration or


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qualification, under Applicable Law and (ii) as of the Agreement
Date the shares or other units of the Capital Securities listed on Schedule 3.04 represent all of the outstanding shares or other units of such Capital Securities.

            (b) The Pledgor agrees that it will take all steps necessary, including the purchase of additional shares or other units of such Capital Securities, so that such shares or other units of Capital Securities that are Collateral are all of the outstanding shares or other units of such Capital Securities.

      Section 3.05. Certain Rights of Secured Party and Pledgor.

            (a) At any time and from time to time, the Secured Party may, and is hereby authorized to, transfer into or register in its name or the name of its nominee any or all of the Collateral. The Pledgor shall promptly give the Secured Party copies of all notices and other communications received by the Pledgor with respect to any Collateral registered in the name of the Pledgor.

            (b) During an Event of Default, the Secured Party, after a notice to the Pledgor that it intends to exercise its rights under this Section 3.05(b), may, from time to time, in its own or the Pledgor's name, exercise any and all rights, powers and privileges with respect to the Collateral, and with the same force and effect, as could the Pledgor.

            (c) Unless and until the Secured Party exercises its rights under
Section 3.05(b), the Pledgor may, with respect to any of the Collateral, if the Pledgor shall have given the Secured Party not less than five Business Days' written notice thereof, vote and give consents, ratifications and waivers with respect thereto, except to the extent that any such would (A) be for a purpose that would constitute or result in a Default or (B) in the sole judgment of the Secured Party, detract from the value thereof as Collateral, and from time to time, upon request from the Pledgor, the Secured Party shall deliver to the Pledgor suitable proxies so that the Pledgor may cast such votes, consents, ratifications and waivers. Each such request from the Pledgor shall constitute a Representation and Warranty by the Pledgor hereunder that no Default exists or would result therefrom.

      Section 3.06. Distributions.

            (a) The Secured Party shall be entitled to receive and retain all Distributions, except that the Pledgor shall, unless a Termination Event is continuing, cause the Depositary Agent to receive and, unless a Termination Event is continuing, retain all Ordinary Distributions. During a Termination Event, the Secured Party may notify, or request the Pledgor to notify, AEE 2 to make payment directly to the Secured Party. Unless a Termination Event is continuing, the Secured Party, upon request, shall deliver to the Depositary Agent all Ordinary Distributions received by it. Each such request shall constitute a Representation and Warranty by the Pledgor that no Termination of Event is continuing.

            (b) The Pledgor shall cause the Depositary Agent to (i) receive and hold (A) all Extraordinary Distributions and, (B), during a Termination Event, all Ordinary Distributions, in trust for the Secured Party, (ii) not commingle any Distributions that it is required to hold in trust


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with any of its other funds or property and (iii) immediately deliver all
Distributions that it is required to hold in trust to the Secured Party in the identical form received with any necessary endorsements or with appropriate stock or bond powers duly executed in blank.

      Section 3.07. No Amendments, Etc., of Collateral.

      Subject to Section 3.05(c), the Pledgor shall not enter into or permit to exist any restriction with respect to the transferability of or any rights under or in respect of the Collateral, or any other such asset, other than restrictions arising under the Loan Documents.


                                    ARTICLE 4

                                EVENT OF DEFAULT

      During an Event of Default, and in each such case:

      A.    Proceeds

      Section 4.01. Application of Proceeds. Subject to rights of the Depositary Agent prior to the Termination Event,

      all cash proceeds received by the Secured Party upon any sale of, collection of, or other realization upon, all or any part of the Collateral and all cash held by the Secured Party as Collateral shall, subject to the Secured Party's right to continue to hold the same as cash Collateral, be applied as follows:

      First: To the payment of all reasonable out-of-pocket costs and expenses incurred in connection with the sale of or other realization upon the Collateral, including attorneys' fees and disbursements;

      Second: To the payment of the Secured Obligations owing to the Secured Party in such order as the Secured Party may elect (with the Pledgor remaining liable for any deficiency);

      Third: To the payment of the other Secured Obligations in such order as the Required Banks may elect (with the Pledgor remaining liable for any deficiency); and

      Fourth: To the extent of the balance (if any) of such proceeds, to the payment to the Pledgor, subject to Applicable Law and to any duty to pay such balance to the holder of any subordinate Lien in the Collateral.

      B. Remedies

      Section 4.02. General.

            (a) Power of Sale.


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            The Secured Party (i) may sell the Collateral in one or more parcels at public or private sale, at any of its offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as it may deem commercially reasonable, (ii) shall not be obligated to make any sale of Collateral regardless of notice of sale having been given, and
(iii) may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Secured Party shall give Pledgor ten (10) days prior written notice of the Secured Party's intention to make any sale of any Collateral specifying the time such disposition is to be made, and, if such disposition is a public sale, specifying the place of such sale.

            (b) Foreclosure.

            The Secured Party, instead of exercising the power of sale conferred upon it by Section 4.03(a) and Applicable Law, may proceed by a suit or suits at law or in equity to foreclose the Security Interest and sell the Collateral, or any portion thereof, under a judgment or a decree of a court or courts of competent jurisdiction.

            (c) Receiver.

            The Secured Party may obtain the appointment of a receiver of the Collateral and the Pledgor consents to and waives any right to notice of such appointment.

      Section 4.03.

            (a) Secured Party's Rights with Respect to Proceeds and Other Collateral.

All payments and other deliveries received by or for the account of the Secured Party from time to time pursuant to Section 3.06, together with the proceeds of all other Collateral from time to time held by or for the account of the Secured Party (whether as a result of the exercise by the Secured Party of its rights under Section 4.02(a) or (b) or otherwise) may, at the election of the Secured Party, (i) be held by the Secured Party, or any Person designated by the Secured Party to receive or hold the same, as Collateral, (ii) be or continue to be applied as provided in Section 4.01 or (iii) be disposed of as provided in
Section 4.02(a) and (b) and Section 4.04.

            (b) Enforcement by Secured Party.

            The Secured Party may, without notice to the Pledgor and at such time or times as the Secured Party in its sole discretion may determine, exercise any or all of the Pledgor's rights in, to and under, or in any way connected with or related to, any or all of the Collateral, including (i) demanding and enforcing payment and performance of, and exercising any or all of the Pledgor's rights and remedies with respect to the collection, enforcement or prosecution of, any or all of the Collateral Obligations, in each case by legal proceedings or otherwise, (ii) settling, adjusting, compromising, extending, renewing, discharging and releasing any or all of, and any legal proceedings brought to collect or enforce any or all of, the Collateral Obligations and
(iii) preparing, filing and signing the name of the Pledgor on (A) any proof of claim or similar document to be filed in any bankruptcy or similar proceeding involving AEE 2 and (B) any notice of lien, assignment or satisfaction of lien, or similar document in connection with any Collateral Obligation.


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
            (c) Adjustments.

            The Secured Party may settle or adjust disputes and claims directly with AEE 2 for amounts and on terms that the Secured Party considers advisable and in all such cases only the net amounts received by the Secured Party in payment of such amounts, after deduction of reasonable out-of-pocket costs and expenses of collection, including reasonable attorneys' fees, shall be subject to the other provisions of this Agreement.


                                    ARTICLE 5

                                  MISCELLANEOUS

      Section 5.01. Expenses of Pledgor's Agreements and Duties.

      The terms, conditions, covenants and agreements to be observed or performed by the Pledgor under the Collateral Documents shall be observed or performed by it at its sole cost and expense.

      Section 5.02. Secured Party's Right to Perform on Pledgor's Behalf.

      If the Pledgor shall fail to observe or perform any of the terms, conditions, covenants and agreements to be observed or performed by it under the Collateral Documents, the Secured Party may (but shall not be obligated to) do the same or cause it to be done or performed or observed, either in its name or in the name and on behalf of the Pledgor, and the Pledgor hereby authorizes the Secured Party so to do.

      Section 5.03. Secured Party's Right to Use Agents and to Act in Name of Pledgor.

      The Secured Party may exercise its rights and remedies under the Collateral Documents through an agent or other designee and, in the exercise thereof, the Secured Party or any such other Person may act in its own name or during an Event of Default in the name and on behalf of the Pledgor.

      Section 5.04. No Interference; Compensation or Expense.

      The Secured Party may exercise its rights and remedies under the Collateral Documents (a) without resistance or interference by the Pledgor, (b) without payment of any kind to the Pledgor and (c) for the account, and at the expense, of the Pledgor.

      Section 5.05. Limitation of Secured Party's Obligations with Respect to Collateral.

            (a) The Secured Party shall have no obligation to protect or preserve any Collateral or to preserve rights pertaining thereto other than the obligation to use reasonable care in the custody and preservation of any Collateral in its actual possession. The Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Secured Party accords its own property. The Secured Party shall be relieved of all responsibility for any Collateral in its possession upon surrendering it, or tendering surrender of it, to the Pledgor.


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
            (b) Nothing contained in the Collateral Documents shall be construed as requiring or obligating the Secured Party, and the Secured Party shall not be required or obligated, to (i) make any demand, or to make any inquiry as to the nature or sufficiency of any payment received by it, or to present or file any claim or notice or take any action, with respect to any Collateral Obligation or any other Collateral or the monies due or to become due thereunder or in connection therewith, (ii) ascertain or take action with respect to calls, conversions, exchanges, maturities, tenders, offers or other matters relating to any Collateral, whether or not the Secured Party has or is deemed to have knowledge or notice thereof, (iii) take any necessary steps to preserve rights against any prior parties with respect to any Collateral or (iv) notify the Pledgor of any decline in the value of any Collateral.

      Section 5.06. Rights of Secured Party Under Uniform Commercial Code and Applicable Law.

      The Secured Party shall have, with respect to the Collateral, in addition to all of its rights and remedies under the Collateral Documents, (a) the rights and remedies of a secured party under the Uniform Commercial Code, whether or not the Uniform Commercial Code would otherwise apply to the Collateral in question, and (b) the rights and remedies of a secured party under all other Applicable Law.

      Section 5.07. Waivers of Rights Inhibiting Enforcement.

      The Pledgor waives (a) any claim that, as to any part of the Collateral, a public sale, should the Secured Party elect so to proceed, is, in and of itself, not a commercially reasonable method of sale for such Collateral, (b) the right to assert in any action or proceeding between it and the Secured Party any offsets or counterclaims that it may have, (c) except as otherwise provided in any of the Collateral Documents, TO THE EXTENT PERMITTED BY APPLICABLE LAW, NOTICE OR JUDICIAL HEARING IN CONNECTION WITH THE SECURED PARTY'S TAKING POSSESSION OR DISPOSITION OF ANY OF THE COLLATERAL INCLUDING ANY AND ALL PRIOR NOTICE AND HEARING FOR ANY PREJUDGMENT REMEDY OR REMEDIES AND ANY SUCH RIGHT THAT THE PLEDGOR WOULD OTHERWISE HAVE UNDER THE CONSTITUTION OR ANY STATUTE OF THE UNITED STATES OR OF ANY STATE, AND ALL OTHER REQUIREMENTS AS TO THE TIME, PLACE AND TERMS OF SALE OR OTHER REQUIREMENTS WITH RESPECT TO THE ENFORCEMENT OF THE SECURED PARTY'S RIGHTS HEREUNDER, (d) all rights of redemption, appraisement, valuation, stay and extension or moratorium and (e) all other rights the exercise of which would, directly or indirectly, prevent, delay or inhibit the enforcement of any of the rights or remedies under the Collateral Documents or the absolute sale of the Collateral, now or hereafter in force under any Applicable Law, and the Pledgor, for itself and all who may claim under it, insofar as it or they now or hereafter lawfully may, hereby waive the benefit of all such laws and rights.

      Section 5.08. Power of Attorney.

            (a) In addition to the other powers granted the Secured Party by the Pledgor under the Collateral Documents, the Pledgor hereby appoints the Secured Party, and any other Person that the Secured Party may designate, as the Pledgor's attorney-in-fact to act, in the name, place and


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stead of the Pledgor in any way in which the Pledgor itself could do, with respect to each of the following: (i) endorsing the Pledgor's name on (A) any checks, notes, acceptances, money orders, drafts or other forms of payment during an Event of Default, (B) any securities, instruments, documents, notices, or other documents or agreements relating to the Collateral, (C) schedules and assignments of Collateral Obligations and (D) notices of assignment, financing statements and other public records; (ii) taking any actions or exercising any rights, powers or privileges that the Pledgor is entitled to take or exercise and that, under the terms of any of the Collateral Documents, the Secured Party is authorized to take or exercise; (iii) during an Event of Default, doing or causing to be done any or all things necessary or, in the determination of the Secured Party, desirable to observe or perform the terms, conditions, covenants and agreements to be observed or performed by the Pledgor under the Collateral Documents and otherwise to carry out the provisions of the Collateral Documents; and (iv) during an Event of Default, notifying the post office authorities to change the address for delivery of the Pledgor's mail to an address designated by the Secured Party, and receiving, opening and disposing of all mail addressed to the Pledgor (with all mail not constituting, evidencing or relating to the Collateral to be forwarded by the Secured Party to the Pledgor). The Pledgor hereby ratifies and approves all acts of the attorney.

            (b) To induce any third Person to act under this Section 5.08, the Pledgor hereby agrees that any third Person receiving a duly executed copy or facsimile of this Agreement may act under this Section 5.08, and that the termination of this Section 5.08 shall be ineffective as to such third Person unless and until actual notice or knowledge of such termination shall have been received by such third Person, and the Pledgor, on behalf of itself and its successors and assigns, hereby agrees to indemnify and hold harmless any such third Person from and against any and all claims that may arise against such third Person by reason of such third Person having relied on the provisions of this Section 5.08.

      Section 5.09. Termination of Security Interest.

      The Security Interest and all of the Pledgor's obligations under Articles 1, 3 and 4 shall terminate upon the latest of (a) the repayment, to the extent due, and, to the extent not due, the satisfaction or securing, in a manner acceptable to the Secured Party, of the Secured Obligations, (b) the termination of the Commitments, (c) the execution and delivery to the Secured Party of a release, in form and substance satisfactory to it, of all Loan Document Related Claims that the Pledgor may have against the Indemnified Persons under the facts existing at such time, whether or not known or knowable, and (d) the discharge, dismissal with prejudice, settlement, release or other termination of any other Loan Document Related Claims that may be pending or threatened against the Indemnified Persons.

      Section 5.10. Governing Law.

      The rights and duties of the Pledgor, the Secured Party and the other Principals under Collateral Documents (including matters relating to the Maximum Permissible Rate) shall, pursuant to New York General Obligations Law Section 5-1401, be governed by the law of the State of New York.

      Section 5.11. LIMITATION OF LIABILITY.

      NEITHER THE SECURED PARTY NOR ANY OTHER PRINCIPAL SHALL HAVE ANY LIABILITY WITH RESPECT TO, AND THE PLEDGOR HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE
FOR:

            (a) ANY LOSS OR DAMAGE SUSTAINED BY THE PLEDGOR, OR ANY LOSS, DAMAGE, DEPRECIATION OR OTHER DIMINUTION IN THE VALUE OF ANY COLLATERAL, THAT MAY OCCUR AS A RESULT OF, IN CONNECTION WITH, OR THAT IS IN ANY WAY RELATED TO, ANY EXERCISE OF ANY RIGHT OR REMEDY UNDER THE COLLATERAL DOCUMENTS, EXCEPT FOR ANY SUCH LOSS, DAMAGE, DEPRECIATION OR DIMINUTION TO THE EXTENT THAT THE SAME IS DETERMINED BY A JUDGMENT OF A COURT THAT IS BINDING ON THE PLEDGOR AND SUCH PRINCIPAL, FINAL AND NOT SUBJECT TO REVIEW ON APPEAL, TO BE THE RESULT OF ACTS OR OMISSIONS ON THE PART OF SUCH PRINCIPAL CONSTITUTING (y) WILLFUL MISCONDUCT OR (z) GROSS NEGLIGENCE; OR

            (b) ANY SPECIAL, INDIRECT OR CONSEQUENTIAL, AND, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, PUNITIVE DAMAGES SUFFERED BY THE PLEDGOR IN CONNECTION WITH ANY COLLATERAL DOCUMENT RELATED CLAIM.

      Section 5.12. Counterparts.

      Each Collateral Document may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto were upon the same instrument.

      Section 5.13. Entire Agreement.

      This Agreement embodies the entire agreement among the Pledgor and the Secured Party relating to the subject matter hereof and supersedes all prior agreements, representations and understandings, if any, relating to the subject matter hereof.

      Section 5.14. Successors and Assigns.

      All of the provisions of each Collateral Document shall be binding on and inure to the benefit of the parties thereto and their respective successors and assigns.

      Section 5.15. Delivery of Opinions Authorized.

      The Pledgor hereby acknowledges and agrees that each Person that has rendered or may render an opinion, report or similar communication, including legal opinions and accountant's reports, to any Person in connection with the Collateral Documents, has been and is hereby authorized and directed to so deliver such opinion, report or communication.

                                    ARTICLE 6

                                 INTERPRETATION

      Section 6.01. Definitional Provisions.

            (a) Certain Terms Defined by Reference.

                  (i) Except where the context clearly indicates a different meaning, all terms defined in Article 1, 8 or 9 of the Uniform Commercial Code, as in effect on the Agreement Date, are used herein with the meanings therein ascribed to them. In addition, the terms "collateral" and "security interest", when capitalized, have the meanings specified in subsection (b) below and the term "deposit account" includes an account evidenced by a certificate of deposit.

                  (ii)Except in the case of "Agreement", "Agreement Date", "Collateral", "Permitted Lien", "Representation and Warranty" and "Security Interest" and as otherwise specified herein, all terms defined in the Credit Agreement are used herein with the meanings therein ascribed to them.

            (b) Other Defined Terms.  For purposes of this Agreement:

            "Agreement" means this Agreement, including all schedules, annexes and exhibits hereto.

            "Agreement Date" means the date set forth as such on the last signature page hereof.

            "Collateral" means the Pledgor's interest (WHATEVER IT MAY BE) in each of the following, IN EACH CASE WHETHER NOW OR HEREAFTER EXISTING OR NOW OWNED OR HEREAFTER ACQUIRED BY THE PLEDGOR AND WHETHER OR NOT THE SAME IS NOW CONTEMPLATED, ANTICIPATED OR FORESEEABLE, is subject to Article 8 or 9 of the Uniform Commercial Code or is Collateral by reason of one or more than one of the following clauses:

                  (i) all Securities;

                  (ii) all rights (contractual and otherwise and whether constituting accounts, general intangibles or investment property or financial assets) constituting, arising under, connected with, or in any way related to, any or all Collateral;

                  (iii) all claims (including the right to sue or otherwise recover on such claims) (A) to items referred to in the definition of Collateral, (B) under warranties relating to any of the Collateral, and
      (C) against third parties that in any way arise under or out of or are related to or connected with any or all of the Collateral; and

                  (iv) all products and proceeds of Collateral in whatever form. The inclusion of "proceeds" of Collateral in the definition of "Collateral" shall not be deemed a consent by the Secured Party to any sale or other disposition of any Collateral not otherwise specifically permitted by the terms hereof.

            "Collateral Document Related Claim" means any claim (whether civil, criminal or administrative and whether arising under any Applicable Law, including any "environmental" or similar law, or sounding in tort, contract or otherwise) in any way arising out of, related to, or connected with, (i) the Collateral Documents, (ii) the relationships established thereunder (iii) the exercise of any right or remedy available thereunder or under Applicable Law or
(iv) the Collateral, whether such claim arises or is asserted before or after the Agreement Date or before or after the release of the Security Interest.

            "Collateral Documents" means (i) (A) this Agreement and (ii) all other agreements, documents and instruments related to, arising out of, or in any way connected with, (A) this Agreement, (B) any other agreement, document or instrument referred to in this clause (ii), or (C) any of the transactions contemplated by this Agreement or any such other agreement, document or instrument, in each case whether now or hereafter executed.

            "Collateral Obligation" means a Liability that is Collateral and includes any such constituting or arising under any Security.

            "Credit Agreement" means the Secured Revolving O&M Costs Facility, dated as of May 14, 1999 among AES Eastern Energy, L.P., the Banks listed on the signature pages thereof and Credit Suisse First Boston, as Agent.

            "Distributions" means Ordinary Distributions and Extraordinary Distributions.

            "Extraordinary Distributions" means (in each case whether or not in cash) all dividends, interest, principal payments and other distributions and other payments (including cash and securities payable in connection with calls, conversions, redemptions and the like) on or in respect of, and all proceeds (including cash and securities receivable in connection with tender or other offers) of, Collateral other than Ordinary Distributions.

            "Ordinary Distributions" means cash dividends to the extent paid out of retained earnings, and interest paid in cash, in each case with respect to Collateral, except to the extent that any such dividend is made in connection with partial or total liquidation or a reduction of capital, or any such interest is penalty interest, or, in each case, to the extent the same is not in the ordinary course.

            "Permitted Lien" means (i) a Lien consented to in writing by the Secured Party but only if the Secured Party shall not have requested the discharge thereof and (ii) a Lien created in favor of the Secured Party under the Collateral Documents.

            "Pledge Amendment" has the meaning ascribed to that term in
Section 3.01(d)(ii) hereto.

            "Pledgor" means AES Eastern Energy, L.P., a Delaware limited partnership.

            "Principals" means all Persons that are, or at any time were, the Secured Party, the Agent, a Bank and any other Indemnified Person.

            "Questionnaire" means the Questionnaire in the form attached hereto as Schedule 6.01 executed and delivered by the Pledgor to Secured Party in connection with this Agreement.

            "Representation and Warranty" means each representation or warranty made pursuant to or under (i) Article 2, Article 3 or any other provision of this Agreement, (ii) any of the other Collateral Documents or (iii) any amendment to, or waiver of rights under, this Agreement or under any of the other Collateral Documents, WHETHER OR NOT, IN THE CASE OF ANY REPRESENTATION OR WARRANTY REFERRED TO IN CLAUSE (i), (ii) OR (iii) OF THIS DEFINITION (EXCEPT, IN EACH CASE, TO THE EXTENT OTHERWISE EXPRESSLY PROVIDED), THE INFORMATION THAT IS THE SUBJECT MATTER THEREOF IS WITHIN THE KNOWLEDGE OF THE PLEDGOR.

            "Security" means (i)(A) each security listed on Schedule 3.04 and
(B) each security acquired by the Pledgor pursuant to its obligations under
Section 3.04(b), (ii) each security, whether or not listed on Schedule 3.04, issued by AEE 2 in the possession of (A) the Secured Party, or (B) a Person acting on behalf of the Secured Party or who has acknowledged that it holds such security for the Secured Party, and (iii) each security, whether or not listed on Schedule 3.04, of the same class or series and issued by AEE 2 delivered to or for the account of the Pledgor by the Secured Party or any such Person for a purpose contemplated by Section 9-304(5)(b) of the Uniform Commercial Code.

            "Secured Obligations" means all Liabilities of the Pledgor owing to, or in favor or for the benefit of, or purporting to be owing to, or in favor or for the benefit of, the Principals under the Loan Documents to which the Pledgor is a party, in each case (i) WHETHER NOW EXISTING OR HEREAFTER ARISING OR ACQUIRED and (ii) whether owing to, or in favor or for the benefit of, or purporting to be owing to, or in favor or for the benefit of, Persons that are Principals as of the Agreement Date or that become Principals by reason of any succession or assignment at any time thereafter.

            "Secured Party" means the Agent, acting both on its own behalf as Agent and as the agent for and representative (within the meaning of Section 9-105(m) of the Uniform Commercial Code) of the other Principals.

            "Security Interest" means the mortgages, pledges and assignments to the Secured Party of, the continuing security interest of the Secured Party in, and the continuing lien of the Secured Party upon, the Collateral intended to be effected by the terms of this Agreement or any of the other Collateral Documents.

            "Termination Event" means [(i) the termination of all Leases] or
(ii) the Secured Party notifies the Pledgor that pursuant to Section 7.02 of the Credit Agreement the Commitments have terminated and the Secured Party has elected to exercise remedies under the Security

Agreement or the Pledge Agreement including, but not limited to, directing the Pledgor to cease making payments to the Depositary Agent under the Depositary Agreement.

      Section 6.02. Other Interpretative Provisions.

            (a) Except as otherwise specified herein, all references herein (i) to any Person shall be deemed to include such Person's successors and assigns,
(ii) to any Applicable Law defined or referred to herein shall be deemed references to such Applicable Law as the same may have been or may be amended or supplemented from time to time and (iii) to any Loan Document or Contract defined or referred to herein shall be deemed references to such Loan Document or Contract (and, in the case of any instrument, any other instrument issued in substitution therefor) as the terms thereof may have been or may be amended, supplemented, waived or otherwise modified from time to time.

            (b) When used in this Agreement, the words "herein", "hereof" and "hereunder" and words of similar import shall refer to this Agreement as a whole and not to any provision of this Agreement, and the words "Article", "Section", "Schedule" and "Exhibit" shall refer to Articles, Sections of, and Schedules and Exhibits to, this Agreement unless otherwise specified.

            (c) Whenever the context so requires, the neuter gender includes the masculine or feminine, the masculine gender includes the feminine, and the singular number includes the plural, and vice versa.

            (d) Any item or list of items set forth following the word "including", "include" or "includes" is set forth only for the purpose of indicating that, regardless of whatever other items are in the category in which such item or items are "included", such item or items are in such category, and shall not be construed as indicating that the items in the category in which such item or items are "included" are limited to such items or to items similar to such items.

            (e) Each power of attorney, license and other authorization in favor of the Secured Party or any other Person granted by or pursuant to this Agreement shall be deemed to be irrevocable and coupled with an interest.

            (f) Except as otherwise indicated, any reference herein to the "Collateral", the "Secured Obligations", the "Loan Documents", the "Collateral Documents", the "Principals" or any other collective or plural term shall be deemed a reference to each and every item included within the category described by such collective or plural term, so that (i) a reference to the "Collateral", the "Secured Obligations" or the "Principals" shall be deemed a reference to any or all of the Collateral, the Secured Obligations or the Principals, as the case may be, and (ii) a reference to the "obligations" of the Pledgor under the "Loan Documents" or the "Collateral Documents" shall be deemed a reference to each and every obligation under each and every Loan Document or Collateral Document, as the case may be, whether any such obligation is incurred under one, some or all of the Loan Documents or the Collateral Documents, as the case may be.

            (g) Except where the context clearly indicates a different meaning, references in this Agreement to Securities and other types of property, means the same to the extent they are Collateral.

            (h) Except as otherwise specified therein, all terms defined in this Agreement shall have the meanings herein ascribed to them when used in the other Collateral Documents or any certificate, opinion or other document delivered pursuant hereto or thereto.

      Section 6.03. Representations and Warranties.

      All Representations and Warranties shall be deemed made (a) in the case of any Representation and Warranty contained in this Agreement at the time of its initial execution and delivery, except where otherwise stated therein at and as of the Agreement Date, (b) in the case of any Representation and Warranty contained in this Agreement or any other document at the time any Loan is made, except where otherwise stated therein at and as of such time and (c) in the case of any particular Representation and Warranty, wherever contained, at such other time or times as such Representation and Warranty is made or deemed made in accordance with the provisions of this Agreement or the document pursuant to, under or in connection with which such Representation and Warranty is made or deemed made.

      Section 6.04. Captions.

      Captions to Articles, Sections and subsections of, and Annexes, Schedules and Exhibits to, the Collateral Documents are included for convenience of reference only and shall not constitute a part of the Collateral Documents for any other purpose or in any way affect the meaning or construction of any provision of the Collateral Documents.

      Section 6.05. No Recourse to Affiliates.

      This Agreement is solely and exclusively among the Pledgor and the Secured Party and any obligations created herein shall be the sole obligations of the parties hereto. No party shall have recourse to any parent, subsidiary, affiliate, director or officer, as such, of any other party for performance of said obligations unless the obligations are assumed in writing by the Person against whom recourse is sought.


                 [remainder of page is intentionally left blank]

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers all as of the Agreement Date.

                                    AES EASTERN ENERGY, L.P.


                                    By__________________________________
                                       Name:
                                       Title:


                                    CREDIT SUISSE FIRST BOSTON,
                                    as Secured Party


                                    By__________________________________
                                       Name:
                                       Title:





                                    By__________________________________
                                       Name:
                                       Title:


                                    Agreement Date:  May 14, 1999

                                                                   Schedule 1.03

                           SCHEDULE OF REQUIRED ACTION


      Pursuant to, and without thereby limiting, its obligations under Section 1.03, the Pledgor hereby agrees that it will:

      1. (A) Deliver to the Secured Party certificates evidencing Securities either (i) in bearer form or (ii) if such Security is in registered form, either
(a) registered in the name of the Secured Party, (b) indorsed to the Secured Party or in blank by an effective endorsement with signatures guaranteed or (c) accompanied by blank stock or bond powers with signatures guaranteed.

            (B) Deliver to the Secured Party a duly executed UCC-1 Financing Statement in the form and substance satisfactory to the Secured Party.


      2. To the extent that the same is Collateral:

      hold all money, checks, notes, drafts and other payments received by the Pledgor or any of its agents that are Collateral, in trust for the Secured Party, not commingle the same with any other property of the Pledgor and, within five Business Days (or, during an Event of Default, such shorter period as the Secured Party may specify) after receipt, cause the same to be delivered to the Secured Party.

      3. At all times (a) mark its books and records as may be necessary or appropriate to evidence, protect and perfect the Security Interest and (b) cause its financial statements to reflect the Security Interest in Collateral with respect to which perfection is not effected by public filing or recording.

                                                            Schedule 3.01(d)(ii)


                                PLEDGE AMENDMENT

                                   Securities

                                      Number of Shares
                                      (or other Units)
                          Class              or
                            Or            Principal       % of Outstanding
  Issuer                  Series           Amounts         Class or Series
  ------                  ------           -------         ---------------

                                                                   Schedule 3.04


                             SCHEDULE OF COLLATERAL

                                   Securities

                                      Number of Shares
                                      (or other Units)
                          Class              or
                            Or            Principal       % of Outstanding
  Issuer                  Series           Amounts         Class or Series
  ------                  ------           -------         ---------------
   AEE 2, L.L.C.          Equity               10                100%
                       Certificated
                      LLC Membership
                        Interests

                                                                   Schedule 6.01


                             LLC MEMBERSHIP INTEREST
                         PLEDGE AGREEMENT QUESTIONNAIRE

The undersigned (the "Pledgor") is entering into an LLC Membership Interest Pledge Agreement with Credit Suisse First Boston, as Secured Party. In connection with the LLC Membership Interest Pledge Agreement the Pledgor is required to answer the following questions.


                                 1. What is the Pledgor's exact complete name?
_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________



                                 2. Has the Pledgor ever changed its name? If
                        so, state each other name the Pledgor has had.
_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________



                                 3.a. Does the Pledgor do business under any
                        other name? If so, state each such name.
_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________



b. Does the Pledgor use or has the Pledgor used any trade names or trade styles? If so, list each of them.

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

c. If the Pledgor has at any time during the preceding five years done business under any name or used any trade name or trade style not listed under a. or b., list each such name or style.

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________



4. Has the Pledgor changed its identity or legal structure in any way within the past five years? Changes in legal structure would include incorporation of a partnership or sole proprietorship, reincorporation in a different state, mergers, consolidations and acquisitions. If any such change has taken place, indicate the nature of such change and give the names of each corporation or other entity that was incorporated, merged or consolidated with or acquired by the Pledgor in such transaction (including each name under which each such corporation or entity has done business) and the address of each place of business of each such corporation or entity immediately prior to such incorporation, merger, consolidation or acquisition and within four months prior to the date of this Questionnaire.

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________



5.a.State the complete address (including the county) of the Pledgor's place of business or, if the Pledgor has more than one place of business, its chief executive office and, if different from its place of business or chief executive office, of the location where the Pledgor keeps its books and records relating to its accounts or contract rights.

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________



b. If the Pledgor maintains any records relating to any of the Collateral with an independent computer service firm or the like specify the address (including the county) of each such Person.

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________


6. Has the Pledgor's place of business, chief executive office or office where the Pledgor keeps its books and records relating to its accounts or contract rights been located at any other address (including that of any independent computer service firm or the like) during the past four months? If so, specify each such address (including the county).

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________


7. State the complete address (including the county) of each other place of business that the Pledgor presently has.

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________


8. State the complete address (including the county) of each place of business that the Pledgor has had in the past four months, other than those listed in the answers to questions 5, 6, and 7.

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

9. State the following information, in each case as of the Agreement Date, with respect to each security that is to be Collateral on the Agreement Date.


    Issuer       Debt or    Certificated     Class or     Number of      Percent of
                  Equity         or           Series      Shares or     Outstanding
                            Uncertificated                Principal       Class or
                                                         Amount Owned      Series



The Pledgor hereby certifies that its answers to the foregoing questions are complete and correct and confirms that such answers constitute representations and warranties under the LLC Membership Interest Pledge Agreement.

Date: _______ , 19___


                                    Pledgor:


                                    By___________________________
                                       Name:
                                       Title: